UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
KIPS BAY MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8947689

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota	55447

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-165940
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     The information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-165940) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on April 8, 2010, and as amended on each of May 20, 2010, June 11, 2010, July 8, 2010, August 12, 2010, November 10, 2010, November 30, 2010, December 17, 2010, January 7, 2011, and January 18, 2011, and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference. Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: February 9, 2011

KIPS BAY MEDICAL, INC.
By:	/s/ Manny Villafaña
Manny Villafaña
Chairman of the Board and Chief Executive Officer